UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 24, 2007

IONATRON, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-14015	77-0262908
(Commission File Number)	(IRS Employer Identification No.)

3716 East Columbia, Suite 120, Tucson, Arizona	85714
(Address of Principal Executive Offices)	(Zip Code)

(520) 628-7415

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2007, the Board of Directors of the Company approved the terms of an amendment to the Company’s employment agreement with Dana A. Marshall, its Chief Executive Officer and President, an employment agreement with Kenneth M. Wallace, the Company’s Chief Financial Officer, and awards of restricted stock to Messrs. Marshall and Wallace, each award effective on the date such officer executed his employment agreement. Messrs. Marshall and Wallace executed their employment agreements on October 26, 2007.

The amendment to Mr. Marshall’s employment agreement provides that if he terminates his employment for “good reason” (as such term is defined in the amendment), then his base salary will continue to be paid for a period of six months following the date of his termination. In addition, the amendment provides that if Mr. Marshall’s employment is terminated without “cause” in the three months following a “change in control” (as each term is defined in the employment agreement), then all unvested stock options and equity awards granted by the Company to Mr. Marshall will immediately vest and become fully exercisable. Pursuant to the amendment of Mr. Marshall’s employment agreement, on October 26, 2007, the Company granted to Mr. Marshall 275,000 shares of restricted common stock of the Company. This restricted stock will vest as to 68,750 shares annually on each January 10th from 2008 through 2011.

Mr. Wallace’s employment agreement provides that he will receive a base salary of $225,000 per year for the term of the agreement. Under the terms of the agreement, Mr. Wallace is eligible to receive a bonus of $60,000 upon execution of the employment agreement and an annual incentive bonus in each calendar year including December 31, 2007 of up to 25% of his base salary, contingent upon the Company meeting goals and objective established by the Compensation Committee of the Board of Directors of the Company. Pursuant to employment agreement, on October 26, 2007, the Company granted to Mr. Wallace 80,000 shares of restricted common stock of the Company. This restricted stock will vest as to 26,666 shares on January 10, 2008 and 26,667 shares on each of January 10, 2009 and January 10, 2010. If Mr. Wallace’s employment is terminated by the Company without “cause” (as such term is defined in the employment agreement), his base salary will continue to be paid for a period of six months following the date of his termination. If Mr. Wallace’s employment is terminated without “cause” in the three months following a “change in control” (as each term is defined in the employment agreement), then all unvested stock options and equity awards granted by the Company to Mr. Wallace will immediately vest and become fully exercisable. The employment also includes confidentiality, non-competition, non-solicitation and non-disparagement provisions.

Item 9.01. Financial Statement and Exhibits

(d) Exhibits

Exhibit 10.1*	Employment Agreement entered into on October 26, 2007, by and between Ionatron, Inc., and Kenneth M. Wallace

Exhibit 10.2*	Amendment No. 1 to Employment Agreement, dated as of October 26, 2007, by and between Ionatron, Inc. and Dana A. Marshall

*Denotes management compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IONATRON, INC. (Registrant)

By:	/s/ Dana A. Marshall
Name: Dana A. Marshall
Title: Chief Executive Officer and President

Date: October 26, 2007